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                                                                     EXHIBIT 4

                     AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT


         AMENDMENT NO. 1, dated as of May 6, 1997 (this "Amendment"), to the RIGHTS AGREEMENT, dated as of July 26, 1993 (the "Rights Agreement"), between BW/IP, Inc., a Delaware corporation (the "Company") and American Stock Transfer & Trust Company (the "Rights Agent"). Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Rights Agreement.


                              W I T N E S S E T H:

         WHEREAS, the parties hereto are parties to the Rights Agreement;

         WHEREAS, the parties hereto desire to amend Section 1(a) of the Rights Agreement as set forth below to exempt certain parties from the definition of Acquiring Person;

         WHEREAS, the parties hereto desire to amend Section 7(a) of the Rights Agreement to provide that the Rights shall expire upon the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of May 6, 1997 (the "Merger Agreement"), among Durco International, Inc., a New York corporation, the Company, and Bruin Acquisition Corp., a Delaware corporation;

         WHEREAS, the transactions contemplated by the Merger Agreement, either singly or taken as a whole, are not events such that the provisions Section 11 or Section 13 of the Rights Agreement apply; and

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Amendments to Rights Agreement. (a) Section 1(a) of the Rights Agreement, is hereby amended by (A) deleting the word "or" immediately preceding clause (ii) of the first sentence of subparagraph (a) and replacing it with the punctuation mark "," and (B) deleting the punctuation mark "." immediately after clause (ii) of the first sentence of subparagraph (a) and replacing it with, ", and (iii) Durco International, Inc., a New York corporation or Bruin Acquisition Corp., a Delaware corporation.".

         (b) Section 7(a) of the Rights Agreement is hereby amended by (A) deleting the word "or" immediately preceding subparagraph (iv), and (B) deleting the parenthetical phrase at the end of subparagraph (iv) and replacing it with, "or (v) immediately prior to the



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consummation of the merger contemplated by the Agreement and Plan of Merger, dated as of May 6, 1997, among Durco International, Inc., a New York corporation, the Company, and Bruin Acquisition Corp., a Delaware corporation (the earliest of (i), (ii), (iii), (iv) or (v) being herein referred to as the "Expiration Date")."

         2. Effect of Amendments. Except as and to the extent expressly set forth herein, the Rights Agreement shall remain in all respects in full force and effect.

         3. Other Sections of the Rights Agreement. The transactions contemplated by the Merger Agreement are not, either taken singly or as a whole, events which would trigger the application of the provisions of Section 11 or
Section 13 of the Rights Agreement.

         4. Headings. The descriptive headings contained in this Amendment are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.

         5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         6. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.






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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                  BW/IP, INC.


                                  By /s/ BERNARD G. RETHORE
                                     -------------------------------------
                                        Name:  Bernard G. Rethore
                                        Title: Chairman, President and CEO

                                  AMERICAN STOCK TRANSFER &
                                  TRUST COMPANY


                                  By /s/ HERBERT J. LEMMER
                                     --------------------------------------
                                        Name:  Herbert J. Lemmer
                                        Title: Vice President


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                            CERTIFICATE OF AMENDMENT


         I hereby certify that Amendment No. 1, dated as of May 6, 1997, to the Rights Agreement, dated as of July 26, 1993, between BW/IP, Inc. and American Stock Transfer & Trust Company is in compliance with the terms of Section 26 of such Rights Agreement.


                                      BW/IP, INC.


                                      By: /s/   JOHN D. HANNESSON
                                         ------------------------------
                                         Name:  John D. Hannesson
                                         Title: Vice President, General
                                                Counsel and Secretary